Create Your Balance Annual Shareholders Meeting NASDAQ: UBNK

This Presentation contains forward-looking statements that are within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. These risks and uncertainties could cause our results to differ materially from those set forth in such forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “estimates,” “targeted” and similar expressions, and future or conditional verbs, such as “will,” “would,” “should,” “could” or “may” are intended to identify forward- looking statements but are not the only means to identify these statements. Forward-looking statements involve risks and uncertainties. Actual conditions, events or results may differ materially from those contemplated by a forward-looking statement. Factors that could cause this difference — many of which are beyond our control — include without limitation the following: Any forward-looking statements made by or on behalf of us in this Presentation speak only as of the date of this Presentation. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. The reader should; however, consult any further disclosures of a forward-looking nature we may make in future filings. Forward Looking Statements

Chief Executive Officer Presentation of Results Since MHC Conversion

Performance Metrics since MHC Conversion For the Quarter Ended March 31, ($ in Thousands) 2015 2011 Total Assets $ 5,531,150 $ 1,899,826 Loans $ 3,884,067 $ 1,417,323 Deposits $ 4,157,115 $ 1,249,046 Tangible Common Equity/Tangible Assets 8.99% 17.64% Return on Assets (annualized) 0.95% 0.47% Return on Equity (annualized) 8.63% 3.94% Earnings per Share (diluted) $0.26 $0.07 Dividend per Share $0.12 $0.065 Dividend Yield 3.71% 2.58% Total Shareholder Return since Conversion 38.07% Note: Earnings results for 2011 are adjusted for the $5.0 million contribution to the Foundation in connection with the conversion to a fully public company.

Returns Since 2011 of 85% vs Index of 46% Source: SNL Financial

Returns Since Merger of 2% vs Index of 11% Source: SNL Financial

Top Decile Performance Compared to 182 Connecticut and Massachusetts Banks for Q1 2015

Ranked 10th		Ranked 14th		Ranked 10th		Ranked 18th	
Top 25 Return on Assets	ROA %	Top 25 Return on Equity	ROE %	Top 25 Efficiency Ratio	Efficiency %	Top 25 Public Banks Price to Book Value	P/BV %
Sage Bank	1.94	Sage Bank	25.90	Hingham Institution for Savings	38.27	Hingham Institution for Savings	167.9
Leader Bank, National Association	1.78	Leader Bank, National Association	15.97	Leader Bank, National Association	46.94	State Street Corporation	160.4
First Federal Savings Bank of Boston	1.65	Hingham Institution for Savings	14.62	Brookline Bank	50.47	Independent Bank Corp.	156.4
Institution for Savings in Newburyport	1.47	Cambridge Trust Company	13.13	Everett Co-operative Bank	51.01	Webster Financial Corporation	152.1
MutualOne Bank	1.25	Institution for Savings in Newburyport	12.43	MutualOne Bank	54.03	Boston Private Financial Holdings, Inc.	150.7
Hingham Institution for Savings	1.15	Brookline Bank	11.30	Winchester Co-operative Bank	54.65	Cambridge Bancorp	146.7
Brookline Bank	1.12	Boston Private Bank & Trust Company	10.38	Bankwell Bank	57.02	BSB Bancorp, Inc.	129.1
Salisbury Bank and Trust Company	1.08	Enterprise Bank and Trust Company	10.17	Webster Bank, National Association	57.91	Enterprise Bancorp, Inc.	127.9
Marlborough Savings Bank	1.05	Salisbury Bank and Trust Company	9.94	Commerce Bank & Trust Company	58.70	Meridian Bancorp, Inc.	124.0
United Bank	**1.03**	Savings Bank of Danbury	9.83	**United Bank**	**58.97**	Bankwell Financial Group, Inc.	115.8
Boston Private Bank & Trust Company	1.00	Century Bank and Trust Company	9.43	Colonial Federal Savings Bank	60.66	Century Bancorp, Inc.	111.7
Pentucket Bank	0.98	Webster Bank, National Association	9.41	Boston Private Bank & Trust Company	61.24	Brookline Bancorp, Inc.	109.1
Savings Bank of Danbury	0.97	Mechanics Cooperative Bank	9.25	Middlesex Savings Bank	61.34	Georgetown Bancorp, Inc.	106.9
Everett Co-operative Bank	0.95	**United Bank**	**9.20**	Savings Bank of Danbury	62.30	First Connecticut Bancorp, Inc.	103.7
Cambridge Trust Company	0.94	Marlborough Savings Bank	9.16	National Grand Bank of Marblehead	63.12	Patriot National Bancorp, Inc.	102.9
Webster Bank, National Association	0.94	Bankwell Bank	8.18	Hometown Bank, A Cooperative Bank	64.10	Westfield Financial, Inc.	102.3
Stafford Savings Bank	0.94	Pentucket Bank	8.16	Century Bank and Trust Company	64.39	Chicopee Bancorp, Inc.	100.7
Bankwell Bank	0.91	StonehamBank	8.09	Village Bank	64.50	**United Financial Bancorp, Inc.**	**100.4**
Enterprise Bank and Trust Company	0.90	Mutual Bank	8.07	Northmark Bank	64.71	People's United Financial, Inc.	100.2
Hometown Bank, A Cooperative Bank	0.85	First Federal Savings Bank of Boston	7.91	Patriot Community Bank	65.12	Berkshire Hills Bancorp, Inc.	97.7
National Grand Bank of Marblehead	0.83	Hometown Bank, A Cooperative Bank	7.85	First Bank of Greenwich	65.48	SI Financial Group, Inc.	97.6
Cape Ann Savings Bank	0.83	Commerce Bank & Trust Company	7.77	East Boston Savings Bank	65.82	Salisbury Bancorp, Inc.	92.8
StonehamBank	0.80	State Street Bank and Trust Company	7.73	Salisbury Bank and Trust Company	66.06	Wellesley Bancorp, Inc.	92.1
East Boston Savings Bank	0.80	UniBank for Savings	7.55	Mechanics Cooperative Bank	66.64	SBT Bancorp, Inc.	91.7
Guilford Savings Bank	0.80	Darien Rowayton Bank	7.50	Bank of Easton	66.71	Blue Hills Bancorp, Inc.	90.7

Source: SNL Financial

Chief Financial Officer Presentation of 2014 Results

Selected Balance Sheet Data December 31 December 31 2014 2013 (in thousands) Total Assets $ 5,476,809 $ 2,301,615 Loans $ 3,877,063 $ 1,697,012 Deposits $ 4,035,311 $ 1,735,205 Stockholders' Equity $ 602,408 $ 299,382

Financial Performance FY 2014 For the Fiscal Year Ended December 31, 2014 Non-GAAP Adjustments Actual Operating(1) (GAAP) (Non-GAAP) (Dollars in thousands, except per share data) Net income(2) $ 6,782 $ 19,947 $ 26,729 Operating revenue 154,477 (12,755) 141,722 Operating expenses 144,432 (40,105) 104,327 Diluted earnings per share 0.16 0.46 0.62 (1) The adjusted financial results and ratios are not presented in accordance with GAAP as the amounts and ratios exclude the effect of the purchase accounting marks, merger expenses, branch optimization expenses and net loss on sales of securities. (2) The pre-tax adjustments for the purchase accounting marks totaled $3.4 million, merger expenses totaled $10.6 million, branch optimization expenses totaled $2.6 million and net loss on sales of securities totaled $59,000.

Financial Performance Key Ratios For the Fiscal Year Ended December 31, 2014 2013 Return on average assets (unadjusted for Non-GAAP items noted in financial performance) 0.16% 0.67% Net interest margin 3.54% 3.37% Efficiency ratio 91.01% 74.27% Non-performing loans/total assets 0.59% 0.59% Allowance for loan losses/total loans 0.64% 1.12% Net charge-offs/average loans outstanding 0.12% 0.08%

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